UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Kietzke Lane, Suite 100, Reno, Nevada	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 786-0907

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2025, the Board of Directors of Plumas Bancorp (the “Company”) and its subsidiary, Plumas Bank (the “Bank”), entered into indemnification agreements for Jack Prescott, EVP/Chief Banking Officer, appointed on July 21, 2025, and Matt Moseley, EVP/Regional Market President, appointed on July 1, 2025. The indemnification agreements require the Company and the Bank to indemnify their directors and executive officers and to advance expenses on their behalf to the fullest extent permitted by applicable law and establish the procedures by which a director or executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director or executive officer may be entitled under the Company’s or the Bank’s articles of incorporation, bylaws and applicable law.

The foregoing summary description of the indemnification agreements is not intended to be complete and is qualified in its entirety by the complete text of the forms of indemnification agreements filed as Exhibits 10.1 and 10.2 to the Registrant’s Form 8-K filed August 20, 2020 which is incorporated by this reference herein.

Item 9.01 Exhibits

Number	Description
10.1	Form of Plumas Bancorp Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on August 20, 2020)
10.2	Form of Plumas Bank Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on August 20, 2020)
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

December 17, 2025	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock
Title: Chief Financial Officer